UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 19, 2007
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 7—Regulation FD

Item 7.01.	Regulation FD Disclosure.
November 19, 2007 — Guernsey, Channel Islands — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, AMEX: CNR) today issued an update on the ongoing operations to prepare the Manavi 12 well in Georgia for the planned acid fracturing stimulation program.
At the M12 well located on the Manavi Cretaceous oil discovery, the 2 7/8” production tubing and packer have been successfully removed from the well, and the well has been cleaned to a level below the planned zone of treatment. The next stages in the preparation of the well include setting a temporary plug to reduce the interval to be treated and running a 5” frac string in the well so as to maximise the chances of a successful fracturing operation. Once the reservoir has been fractured and communication established with the formation, the well will be flow tested.
The stimulation operation will focus on a 230 feet (approximately 70 metres) interval in the upper part of the carbonate reservoir section. The reservoir has already flowed 40.5o API oil to surface following the initial matrix acid treatment in April 2007 which demonstrated the effectiveness of acid to clean the reservoir and stimulate flow, but not sufficient to completely break through the suspected near wellbore damage. The extent of the formation damage is believed to be beyond that which can be cleaned using a simple acid stimulation process and hence a more powerful hydraulic acid-fracturing stimulation treatment is now scheduled.
The acid for the stimulation has been purchased and preparations for mobilising the acid to Georgia have already commenced. Schlumberger who has been contracted to provide equipment and services are sending a representative to Georgia this week to meet with the Company in order to finalise preparations and provide a time frame for the mobilisation of the equipment.
Vincent McDonnell, President and Chief Executive Officer commented, “I am pleased that the production tubing and packer have been successfully and safely removed from M12 following the earlier technical delays and we can now continue with our preparations for the acid fracturing stimulation. Our people are doing everything to ensure that this operation will be completed as quickly, efficiently and as safely as possible. We are in negotiations with Schlumberger to mobilise the equipment as quickly as possible, but the timing of the arrival of the fracturing equipment on site in Georgia is not within our control, however, once mobilisation of the equipment has commenced we will issue a further statement.”
The information in this report (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Copies of the Press Releases are attached hereto as Exhibit 99.1
Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release dated November 19, 2007 issued by CanArgo Energy Corporation.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: November 21, 2007	By:	/s/ Elizabeth Landles
Elizabeth Landles, Corporate Secretary